UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2009 (February 25, 2009)

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Clinton Avenue Wests, Suite 1000
Huntsville, Alabama	35801

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (256) 353-1310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 25, 2009, Wolverine Tube, Inc. (the “Company”) issued a press release announcing the commencement of an offer (the “Exchange Offer”) to each of the holders of its 10½% Senior Notes due 2009 (CUSIP No. 978093AE2) (the “Existing Notes”) to exchange, for each $1,000 of principal amount of Existing Notes tendered, at the holder’s option, either (A) $1,000 in principal amount of the Company’s 10% Senior Secured Notes due 2012 (the “New Notes”) and a cash exchange fee equal to 2.0% of the principal amount of the New Notes issued to such holder (the “Notes Option”) or (B)(i) not more than $850 in principal amount of New Notes, (ii) a cash payment of not less than $150 (the “Cash Consideration”), and (iii) a cash exchange fee equal to 2.0% of the principal amount of the New Notes issued to such holder (the “Cash Option”).  In the event that all holders of the Existing Notes elect the Cash Option, then each holder will receive, for each $1,000 in principal amount of Existing Notes tendered, (i) $850 in principal amount of New Notes, (ii) Cash Consideration of $150, and (iii) a cash exchange fee equal to 2.0% of the principal amount of the New Notes issued to such holder.  To the extent, however, that any of the holders of Existing Notes elect the Notes Option (“Notes Option Holders”), then the Cash Consideration that would have been paid to such Notes Option Holders shall instead be paid to the holders who elect the Cash Option (“Cash Option Holders”), pro rata in accordance with the principal amount of Existing Notes tendered by such Cash Option Holders, with a corresponding reduction in the principal amount of New Notes to be issued to such Cash Option Holders (provided that in no event will the Cash Option Holders be entitled to receive, for each $1,000 of principal amount of Existing Notes tendered, a principal amount of New Notes and Cash Consideration that exceeds $1,000).

In conjunction with the Exchange Offer, the Company also announced that it is soliciting consents to the adoption of proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes and the execution of a supplemental indenture effecting the Proposed Amendments.

The terms and conditions of the Company’s offer to purchase its outstanding Existing Notes and the related solicitation of consents to the Proposed Amendments are set forth in the Company’s exchange offer and consent solicitation statement, which will be made available to holders of the Existing Notes.  A copy of this press release is attached hereto as Exhibit 99.1.  Attached as Exhibit 99.2 is unaudited summary consolidated balance sheet information of the Company as of January 31, 2009.  The pro forma data are presented as if the Exchange Offer and related transactions had occurred on January 31, 2009.

The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy either the Existing Notes or the New Notes.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

The following exhibits are incorporated by reference herein:

99.1	Press Release dated February 25, 2009

99.2	Unaudited summary consolidated balance sheet information of Wolverine Tube, Inc. as of January 31, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WOLVERINE TUBE, INC.

Date: February 25, 2009	By:	/s/ David A. Owen
		Name:	David A. Owen
		Title:	Senior Vice President, Chief Financial Officer and Secretary